Exhibit 99

RESIDEO ANNOUNCES FIRST QUARTER 2020 FINANCIAL AND OPERATING RESULTS

First Quarter Highlights

-	Net Revenue of $1.2 billion, down 3% year-over-year on a GAAP basis and 2% year-over-year on a constant currency basis

-	GAAP Net Loss of $21 million; Adjusted Net Income[1] of $29 million

-	Adjusted EBITDA of $99 million[2], down 22% year-over-year

-	GAAP EPS of ($0.17); Adjusted EPS[3] of $0.24

AUSTIN, Texas, May 6, 2020 – Resideo Technologies, Inc. (NYSE: REZI), a leading global provider of home comfort and security solutions, today announced financial and operating results for the first quarter ended March 31, 2020.

“We have been operating through a period of unprecedented challenges for the global economy and our industry,” said Andy Teich, the lead independent director of Resideo. “Our primary focus has been the health, safety and well-being of our employees, professional installers, and customers. We began to experience COVID-19 pandemic related headwinds during March and responded by taking decisive actions to reduce costs and maximize our financial flexibility. Looking ahead, we will continue to work diligently to safeguard our employees, professional installers and customers during these uncertain times. In addition, we remain committed to best positioning Resideo for long-term sustainable growth. While near term challenges remain, we are confident that Resideo is well-positioned across our markets with leading brands and strong pro-channel loyalty supported by established global scale.”

First-Quarter Performance

Consolidated revenue decreased 3% year-over-year on a GAAP basis and 2% year-over-year on a constant currency basis. On a GAAP basis, ADI Global Distribution revenue increased 6% while Products & Solutions revenue decreased 14%. Revenue in both segments was negatively impacted by the COVID-19 pandemic toward the end of the quarter. GAAP Net Loss decreased $69 million, or 144% year-over-year. Adjusted EBITDA2 decreased $28 million, or 22% year-over-year.

[1]	Previously presented as Adjusted Net Income excluding Honeywell reimbursement agreement cash payments (see Table 5 for description of change)
[2]	Previously presented as Adjusted EBITDA excluding Honeywell reimbursement agreement cash payments (see Table 5 for description of change)
[3]	Previously presented as Adjusted EPS excluding Honeywell reimbursement agreement cash payments (see Table 5 for description of change)

ADI Global Distribution revenue increased 6% on a GAAP basis and 7% on a constant currency basis. Despite a COVID-19 pandemic-driven revenue slowdown toward the end of the quarter, segment constant currency revenue increased in the Americas, EMEA and APAC regions. Segment Adjusted EBITDA remained flat despite higher revenue, COVID-19 pandemic related employee benefit reductions, and other cost productivity improvements. Unfavorable product line and customer mix as well as commercial investments negatively impacted Segment Adjusted EBITDA for the quarter.

Products & Solutions segment revenue decreased 14% on a GAAP basis and 13% on a constant currency basis, with lower revenue across all lines of business driven by the overlap of a strong prior year quarter, coupled with the impact of the COVID-19 pandemic. Segment Adjusted EBITDA decreased from $81 million in the first quarter of 2019 to $53 million, or 35%, driven primarily by lower revenue and unfavorable product mix relating mainly to new product launches in the Security and Comfort businesses. Cost reduction from on-going transformation programs coupled with COVID-19 pandemic related cost actions partially offset the impact of lower revenue on Segment Adjusted EBITDA.

Cash Flow and Liquidity

Resideo has maintained a strong liquidity position throughout the early stages of the COVID-19 pandemic through several measures, including the draw-down of our $350 million revolving credit facility as a conservative measure. The future trajectory of the COVID-19 pandemic remains unclear and the company plans to continue its focus on cost reduction and cash flow management measures, including reducing net working capital investment and planned capital spending. In addition, we intend to continue our dialogue with Honeywell regarding the overall relationship, including the deferment of $42 million of second quarter payments related to the Honeywell reimbursement agreement and trademark license agreement that was announced on April 23, 2020.

As of March 31, 2020, the company had cash and cash equivalents on balance sheet of $338 million and was in compliance with its debt covenants.

Financial and Operational Review Update

The work undertaken by Resideo as part of the comprehensive Financial and Operational (F&O) review provided the company with a head start in reacting to the COVID-19 pandemic, supporting acceleration of cost reduction actions within selling, general and administrative expenses and indirect spend.

Teich continued, “I have been pleased with the progress the management team has made, and while there is still significant uncertainty regarding the depth and duration of the crisis, I believe our F&O action plan has enabled us to more swiftly and decisively address some of the challenges presented by the COVID-19 pandemic. Based on the progress made to date on our F&O initiatives, we remain confident that the actions we announced in our fourth quarter 2019 earnings release will allow us to achieve $30—$40 million of cost savings in 2020. Consistent with our expectations, there were not material F&O savings in our Q1 financial results.”

Within the key focus areas, the company has realized the following early successes toward its F&O initiatives:

•	Renegotiated approximately 50% of our targeted direct material contracts through a focus on value engineering and logistics;

•	Announced approximately 35% of our organization reduction initiatives;

•	Implemented approximately 25% of our 2020 indirect cost reduction initiatives;

•	Implemented process improvements to reduce our investments in customer receivables and inventory; and

•	Advanced the analysis of our manufacturing footprint and potential alternatives.

Full Year Guidance Update

As previously announced on April 23, 2020, given the rapidly evolving operating conditions in the industry due to the COVID-19 pandemic, the company has withdrawn its full-year 2020 guidance. Given the continuation of these uncertainties, we are not issuing updated financial guidance at this time.

Conference Call Details

Resideo will hold a conference call with investors on May 7, 2020, at 8:30 a.m. EDT. To join the conference call, please dial 800-949-2175 (domestic) or +1 720-543-0197 (international) approximately 10 minutes before it starts. Please mention to the operator that you are dialing in for Resideo’s first quarter 2020 earnings call or provide the conference code 9660873. A replay of the conference call will be available from 12:30 p.m. EDT May 7, 2020, until 12:30 p.m. EDT May 14, 2020, by dialing 888-203-1112 (domestic) or +1 719-457-0820 (international). The access code is 9660873.

A real-time audio webcast of the presentation will be accessible at https://investor.resideo.com, where related materials will be posted before the presentation, and a replay of the webcast will be available for 30 days following the presentation.

About Resideo

Resideo is a leading global provider of critical comfort, residential thermal solutions and security solutions primarily in residential environments. Building on a 130-year heritage, Resideo has a presence in more than 150 million homes, with 15 million systems installed in homes each year. We continue to serve more than 110,000 contractors through leading distributors, including our ADI Global Distribution business, which exports to more than 100 countries from more than 200 stocking locations around the world. For more information about Resideo, please visit www.resideo.com.

Contacts:

Media:	Investors:
Annalise Helms	Matt Giordano
(763) 777-4334	(516) 577-7932
annalise.helms@resideo.com	investorrelations@resideo.com

Table 1: SUMMARY OF FINANCIAL RESULTS – SEGMENT

($ millions)

	1Q 2020	1Q 2019	% Change
Products & Solutions
Revenue (1)	475	551	-14%
Constant Currency (Non-GAAP) (2)			-13%
Segment Adjusted EBITDA	53	81	-35%
ADI Global Distribution
Revenue	704	665	6%
Constant Currency (Non-GAAP) (2)			7%
Segment Adjusted EBITDA	46	46	0%
Total Company
Revenue	1,179	1,216	-3%
Constant Currency (Non-GAAP) (2)			-2%
Adjusted EBITDA (Non-GAAP) (2)(3)	99	127	-22%

(1)

Represents Product & Solutions revenue, excluding intersegment revenue of $84 million for the three months ended March 31, 2020 and $71 million for the three months ended March 31, 2019. ADI Global Distribution does not have any intersegment revenue.

(2)	Table 5 and 6 include reconciliations of Non-GAAP measures.
(3)	Adjusted EBITDA was previously presented as Adjusted EBITDA excluding Honeywell reimbursement agreement payments (Non-GAAP). See Table 5 for description of change.

Table 2: CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
	2020	2019
	(Dollars in millions except share and per share data)
Net revenue	$1,179	$1,216
Cost of goods sold (1)	895	884

Gross profit	284	332
Selling, general and administrative expenses (1)	250	247

Operating profit	34	85
Other expense (income), net	42	(16)
Interest expense	17	17

(Loss) income before taxes	(25)	84
Tax (benefit) expense	(4)	36

Net (loss) income	$(21)	$48

Weighted Average Number of Common Shares Outstanding (in thousands)
Basic	122,962	122,570
Diluted	122,962	123,472
(Loss) Earnings Per Share
Basic	$(0.17)	$0.39
Diluted	$(0.17)	$0.39

1)

On January 1, 2020, the Company changed its classification of research and development expenses in the Consolidated Interim Statements of Operations from Cost of goods sold to Selling, general and administrative expenses, such that research and development expenses are excluded from the calculation of Gross profit. The impact on the March 31, 2019 Consolidated Interim Statement of Operations is a reduction of Cost of goods sold, an increase in Gross profit and an increase in Selling, general and administrative expenses of $19 million. This reclassification had no effect on the previously reported Net income or the Company’s Consolidated Interim Statements of Comprehensive (loss) income, Cash flows, or Balance sheets.

Table 3: CONSOLIDATED INTERIM BALANCE SHEETS (UNAUDITED)

	March 31,	December 31,
	2020	2019
	(Dollars in millions, shares in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$338	$122
Accounts receivable – net	820	817
Inventories – net	671	671
Other current assets	164	175

Total current assets	1,993	1,785
Property, plant and equipment – net	304	316
Goodwill	2,612	2,642
Other assets	378	385

Total assets	$5,287	$5,128

LIABILITIES
Current liabilities:
Accounts payable	$906	$920
Current maturities of long-term debt	382	22
Accrued liabilities	467	552

Total current liabilities	1,755	1,494
Long-term debt	1,149	1,158
Obligations payable to Honeywell	592	594
Other liabilities	270	280
EQUITY
Common stock, $0.001 par value, 700,000 shares authorized, 123,874 and 123,121 shares issued and outstanding as of March 31, 2020, 123,488 and 122,873 shares issued and outstanding as of December 31, 2019, respectively	—	—
Additional paid-in capital	1,768	1,761
Treasury stock, at cost	(4)	(3)
Retained earnings	17	38
Accumulated other comprehensive (loss)	(260)	(194)

Total equity	1,521	1,602

Total liabilities and equity	$5,287	$5,128

Table 4: CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31,
	2020	2019
	(Dollars in millions)
Cash flows used for operating activities:
Net (loss) income	$(21)	$48
Adjustments to reconcile net (loss) income to net cash used for operating activities:
Depreciation and amortization	21	16
Restructuring charges, net of payments	5	—
Stock compensation expense	7	7
Other	12	3
Changes in assets and liabilities:
Accounts receivable	(17)	(17)
Inventories – net	(6)	(72)
Other current assets	10	(16)
Accounts payable	(1)	70
Accrued liabilities	(80)	(6)
Obligations payable to Honeywell	(2)	(49)
Other	(2)	6

Net cash used for operating activities	(74)	(10)

Cash flows used for investing activities:
Expenditures for property, plant, equipment and other intangibles	(16)	(15)
Cash paid for acquisitions, net of cash acquired	(35)	(6)

Net cash used for investing activities	(51)	(21)

Cash flows provided by (used for) financing activities:
Net proceeds from revolving credit facility	350	—
Repayment of long-term debt	—	(6)
Non-operating obligations paid to Honeywell, net	—	(15)
Tax payments related to stock vestings	(1)	(2)

Net cash provided by (used for) financing activities	349	(23)

Effect of foreign exchange rate changes on cash and cash equivalents	(8)	1

Net increase (decrease) in cash and cash equivalents	216	(53)
Cash and cash equivalents at beginning of period	122	265

Cash and cash equivalents at end of period	$338	$212

Table 5: RECONCILIATION OF NET (LOSS) INCOME (UNAUDITED) TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended March 31,
	2020	2019
	(Dollars in millions except share and per share data)
Reconciliation of Net (loss) income to Adjusted net income (Non-GAAP)
Net (loss) income	$(21)	$48
Honeywell reimbursement agreement expense (gain) (1)	34	(14)
Stock compensation expense (2)	7	7
Restructuring charges	9	—
Other (3)	36	18
Income tax adjustments (4)	(36)	12

Adjusted net income (Non-GAAP) (5)	$29	$71

Adjusted earnings per share (Non-GAAP)
Basic adjusted earnings per share (Non-GAAP) (5)	$0.24	$0.58
Diluted adjusted earnings per share (Non-GAAP) (5)	$0.24	$0.58

Reconciliation of Net (loss) income to Adjusted EBITDA (Non-GAAP)
Net (loss) income	$(21)	$48
Net interest expense	17	16
Tax (benefit) expense	(4)	36
Depreciation and amortization	21	16
Honeywell reimbursement agreement expense (gain) (1)	34	(14)
Stock compensation expense (2)	7	7
Restructuring charges	9	—
Other (3)	36	18

Adjusted EBITDA (Non-GAAP)(5)	$99	$127

(1)

Represents recorded expenses / gains related to the Honeywell reimbursement agreement. Pursuant to the Honeywell reimbursement agreement, we are responsible to indemnify Honeywell in amounts equal to 90% of payments, which include amounts billed, with respect to certain environmental claims, remediation and, to the extent arising after the Spin-Off, hazardous exposure or toxic tort claims, in each case including consequential damages in respect of specified properties contaminated through historical business operations, including the legal and other costs of defending and resolving such liabilities, less 90% of Honeywell’s net insurance receipts relating to such liabilities, and less 90% of the net proceeds received by Honeywell in connection with (i) affirmative claims relating to such liabilities, (ii) contributions by other parties relating to such liabilities and (iii) certain property sales; such payments are subject to a cap of $140 million in respect of liabilities arising in any given year (exclusive of any late payment fees up to 5% per annum). Such amounts are recorded in net income when they are probable and reasonably estimable. The cash payments under the Honeywell reimbursement agreement for the three months ended March 31, 2020 and 2019 are $35 million.

(2)	Stock compensation expense adjustment includes only non-cash expenses.
(3)

For the three months ended March 31, 2020, Other represents $12 million of items related to the Spin-Off, $14 million of consulting and other fees related to transformation programs, $9 of non-operating expense adjustment which excludes net interest (income), and $1 million acquisition-related expenses. For the three months ended March 31, 2019, Other represents $19 million of items related to the Spin-Off and ($1) million in non-operating (income) expense adjustment which excludes net interest (income).

(4)

Represents the tax effect of pre-tax items excluded from Adjusted net income and the removal of discrete tax items, including the income tax impacts of the Tax Act. The tax effect of pre-tax items excluded from Adjusted net income is computed by adjusting the tax rate to exclude the pre-tax non-GAAP adjustments noted above.

(5)

Adjusted net income (Non-GAAP) was previously presented as Adjusted net income excluding Honeywell reimbursement agreement payments (Non-GAAP). Basic adjusted earnings per share (Non-GAAP) and Diluted adjusted earnings per share (Non-GAAP) were previously reduced by the impact of assumed cash payments related to the Honeywell reimbursement agreement. Adjusted EBITDA (Non-GAAP) was previously presented as Adjusted EBITDA excluding Honeywell reimbursement agreement payments (Non-GAAP). The change in presentation was made to more accurately reflect the underlying performance indicators of the business in Adjusted net income and Adjusted EBITDA. The Honeywell reimbursement agreement cash payments are a liquidity measure and will be included within the cash flow and liquidity discussions. Management believes that this presentation more clearly presents underlying operations as the amounts related to the Honeywell reimbursement agreement are recorded in net income are based on when such amounts become probable and reasonably estimable, which will not align with the significant variability in the timing of when the actual cash payment is made.

Table 6: RECONCILIATION OF CONSTANT CURRENCY GROWTH (DECLINE) % CHANGE

	Three Months Ended March 31, 2020
	(Dollars in millions)	% Change
Products & Solutions revenue (decline)
Net Products & Solutions revenue (decline)	$(76)	-14%
Exclude: Foreign currency translation	(4)	-1%
Constant currency (decline) (Non-GAAP)	(72)	-13%

ADI Global Distribution revenue growth
Net ADI Global Distribution revenue growth	$39	6%
Exclude: Foreign currency translation	(5)	-1%
Constant currency growth (Non-GAAP)	44	7%

Total revenue (decline)
Total revenue (decline)	$(37)	-3%
Exclude: Foreign currency translation	(9)	-1%
Constant currency (decline) (Non-GAAP)	(28)	-2%

Forward-Looking Statements

This release contains “forward-looking statements.” All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, (1) the duration and severity of the COVID-19 pandemic and the disruption to our business and the global economy caused by it, including (A) its effect on the demand for our products and services, (B) its effect on our and our business partners’ supply chains, workforce, liquidity, spending and timing for payments and disbursements, (C) the impact of our facility closures and the modified working conditions at our corporate offices, Product & Solutions segment and ADI Global Distribution segment, including the timing for our ability to reopen any facilities that have been closed and/or to ramp up operations at such facilities and meet related customer demand, and (D) the impact of employee salary reductions, furloughs and other actions we have taken or may take in response to the COVID-19 pandemic, (2) our ability to continue productive discussions and reach agreement with Honeywell with respect to modifications to some of the agreements that govern our relationship, and any potential disputes that have arisen or may hereafter arise with Honeywell if we are unable to reach such agreement, and (3) the other risks described under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in our Annual Reports on Form 10-K for the year ended December 31, 2019 and other periodic filings we make from time to time with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on these forward-looking statements, such as (i) the impact of the COVID-19 pandemic on our business and operations, (ii) the progress and results of, and our ability to implement the opportunities identified in the comprehensive F&O review, including whether the implementation of the F&O review will provide meaningful financial benefits in 2020, 2021, 2022 and beyond (including our ability to achieve the $30—$40 million of cost savings in 2020), which will be impacted by our ability to execute on the revenue and gross margin opportunities identified in the F&O Review, to reduce our selling, general and administrative expenses and indirect spend, and to realize further cost savings by driving structural efficiencies and working capital management, (iii) our ability to address issues that impacted our performance in 2019, including our ability to redesign our product introduction process, enhance our value engineering and cost reduction initiative for existing product platforms, and enhance our product management capabilities, (iv) whether we can expeditiously conclude our ongoing chief executive officer and chief financial officer searches and retain talented individuals for these roles, (v) our ability to timely and adequately execute on anticipated new product launches, including GRIP and non-connected product launches, and (vi) the impact of the purported class action litigation commenced against Resideo and certain of its current and former executive officers. Forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by our forward-looking statements. Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this press release, and we caution investors not to place undue reliance on any such forward-looking statements.

Non-GAAP Financial Measures

This release includes adjusted EBITDA, Adjusted net income, Adjusted basic and diluted earnings per share, constant currency growth (decline), and other financial measures not compliant with generally accepted accounting principles in the United States (GAAP). The non-GAAP financial measures are adjusted for certain items above and may not be directly comparable to similar measures used by other companies in our industry, as other companies may define such measures differently. Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends and provide useful additional information relating to our operations and financial condition. These metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Refer to the tables above in this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures. We believe Adjusted EBITDA, Adjusted net income, Adjusted basic and diluted earnings per share, and constant currency growth (decline) are important indicators of operating performance. They should be read in connection with our financial statements presented in accordance with GAAP.

Adjusted net income was previously presented as Adjusted net income excluding Honeywell reimbursement agreement payments (Non-GAAP). Basic adjusted earnings per share (Non-GAAP) and Diluted adjusted earnings per share (Non-GAAP) were previously reduced by the impact of assumed cash payments related to the Honeywell reimbursement agreement. Adjusted EBITDA (Non-GAAP) was previously presented as Adjusted EBITDA excluding Honeywell reimbursement agreement payments (Non-GAAP). The change in presentation was made to more accurately reflect the underlying performance indicators of the business in Adjusted net income and Adjusted EBITDA. The Honeywell reimbursement agreement cash payments are a liquidity measure and will be included within the cash flow and liquidity discussions. Management believes that this presentation more clearly presents underlying operations as the amounts related to the Honeywell reimbursement agreement are recorded in net income are based on when such amounts become probable and reasonably estimable, which will not align with the significant variability in the timing of when the actual cash payment is made.

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